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                                                                    EXHIBIT 11.1


                              THOUSAND TRAILS, INC.
                 STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                    (Dollars and common shares in thousands)


                                                           Nine Months     Nine Months
                                                              Ended           Ended
                                                          March 31, 2000  March 31, 1999
                                                          --------------  --------------
BASIC:

Weighted average number of common shares outstanding           7,981           7,550
                                                              ======          ======

Net income allocable to common shareholders                   $3,056          $4,445
                                                              ======          ======

Net income per common share -- basic                          $ 0.38          $ 0.59
                                                              ======          ======

DILUTED:

Weighted average number of common shares outstanding           7,981           7,550
Weighted average common stock equivalents -
  Dilutive options                                               624             887
  Dilutive warrants                                               --              22
                                                              ------          ------

Weighted average number of common shares outstanding           8,605           8,459
                                                              ======          ======

Net income allocable to common shareholders                   $3,056          $4,445
                                                              ======          ======

Net income per common share -- diluted                        $ 0.35          $ 0.53
                                                              ======          ======


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